As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-198277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BREITBURN ENERGY PARTNERS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	74-3169953
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Suite 4800

Los Angeles, California 90071

(213) 225-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory C. Brown

515 South Flower Street, Suite 4800

Los Angeles, California 90071

(213) 225-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler Michael E. Dillard Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Gregory S. Roden QRE GP, LLC 5 Houston Center 1401 McKinney Street, Suite 2400 Houston, Texas 77010 (713) 452-2200	Jeffery B. Floyd Jeffery K. Malonson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to Breitburn Energy Partners LP’s Registration Statement on Form S-4 (Registration No. 333-198277) (the “Registration Statement”) is being filed for the purpose of filing Exhibits 5.1, 8.1, 8.2 and 99.3 to the Registration Statement. No changes or additions are being made hereby to the proxy statement/prospectus constituting Part I of the Registration Statement (not included herein) or to Items 20 or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

Breitburn Energy Partners LP

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. We may purchase insurance for liabilities asserted against, and expenses incurred by, persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Reference is made to the Exhibit Index following the signature page hereof, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules.

Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto incorporated by reference in the proxy statement/prospectus that forms a part of this registration statement.

(c) Opinions.

The opinions of Greenhill & Co., LLC, financial advisor to the QRE GP board of directors and Tudor, Pickering, Holt & Co. Securities, Inc., financial adviser to the QRE GP conflicts committee, are attached as Annexes C and D, respectively, to the proxy statement/prospectus that forms a part of this registration statement.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on October 9, 2014.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP, LLC, its general partner

By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on October 9, 2014.

Signature	Title

* Halbert S. Washburn	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James G. Jackson James G. Jackson	Chief Financial Officer (Principal Financial Officer)

* Lawrence C. Smith	Vice President and Controller (Principal Accounting Officer)

* John R. Butler, Jr.	Chairman of the Board of Directors

* Randall H. Breitenbach	Director

* David B. Kilpatrick	Director

* Gregory J. Moroney	Director

* Charles S. Weiss	Director

*By:	/s/ James G. Jackson
James G. Jackson Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

2.1***	—	Agreement and Plan of Merger, dated as of July 23, 2014, by and among Breitburn Energy Partners LP, Breitburn GP LLC, Boom Merger Sub, LLC, QR Energy, LP and QRE GP, LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference). Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.

3.1	—	Certificate of Limited Partnership of Breitburn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to Form S-1 (File No. 333-134049) filed on July 13, 2006).

3.2	—	Second Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on May 21, 2014).

3.3	—	Fourth Amended and Restated Limited Liability Company Agreement of Breitburn GP, LLC dated as of April 5, 2010 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33055) filed on April 9, 2011).

3.4	—	Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement of Breitburn GP, LLC dated as of December 30, 2010 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 6, 2011).

5.1*	—	Opinion of Latham & Watkins LLP as to the legality of the securities being offered.

8.1*	—	Opinion of Latham & Watkins LLP as to certain tax matters.

8.2*	—	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

10.1***	—	Transaction, Voting and Support Agreement, dated July 23, 2014, by and among Breitburn Energy Partners LP, Quantum Resources A1, LP, Quantum Resources B, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP, Black Diamond Resources, LLC, QR Holdings (QRE), LLC and QR Energy Holdings, LLC (included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

15.1***	—	Letter of Deloitte & Touche LLP regarding Unaudited Interim Financial Information.

21.1	—	List of subsidiaries of Breitburn Energy Partners LP (incorporated by reference to Breitburn’s (File No. 001-33055) Annual Report on Form 10-K for the year ended December 31, 2013).

23.1***	—	Consent of PricewaterhouseCoopers LLP (Breitburn Energy Partners LP).

23.2***	—	Consent of PricewaterhouseCoopers LLP (QR Energy, LP).

23.3***	—	Consent of Deloitte & Touche LLP.

23.4***	—	Consent of Johnson Miller & Co., CPA’s PC. (CrownRock L.P.).

23.5***	—	Consent of Johnson Miller & Co., CPA’s PC. (Lynden USA Inc.).

23.6***	—	Consent of Netherland, Sewell & Associates, Inc. (QR Energy, LP).

23.7***	—	Consent of Miller and Lents.

23.8***	—	Consent of Netherland, Sewell & Associates, Inc. (Breitburn Energy Partners LP).

23.9***	—	Consent of Schlumberger Data & Consulting, Inc.

23.10***	—	Consent of Cawley, Gillespie & Associates, Inc.

23.11*	—	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

Exh-1

Exhibit Number		Description of Exhibit

23.12*	—	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.13*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.2).

24.1***	—	Powers of attorney (included on the signature page hereto).

99.1***	—	Consent of Greenhill & Co., LLC

99.2***	—	Consent of Tudor, Pickering, Holt & Co. Securities, Inc.

99.3*	—	Form of Proxy Card for QR Energy, LP Special Meeting.

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.

Exh-2